Exhibit 99.1
PHH Corporation Announces Amendment and Extension of
Revolving Credit Facility
Recent Financing Transactions Further
Support Company’s Funding Objectives
MT. LAUREL, N.J., June 30, 2010 (BUSINESS WIRE) — PHH Corporation (NYSE:PHH) announced today that, on June 25, 2010, it entered into a Fourth Amendment to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 with certain lenders and agents, and JPMorgan Chase Bank, N.A, as lender and administrative agent (the “Amended Revolving Credit Facility”). Under the terms of the Amended Revolving Credit Facility, PHH’s maximum unsecured borrowing capacity was immediately reduced to $805 million and will be further reduced to $525 million effective January 6, 2011. In consideration for the reduction of the commitments of certain lenders in the Amended Revolving Credit Facility, PHH extended the maturity of that facility to February 29, 2012 with an option for an additional one year term at PHH’s request, provided that certain conditions are met. The Amended Revolving Credit Facility also contains certain other financial and non-financial covenants.
Commenting on the extension, Jerome Selitto, chief executive officer, said, “In addition to the closing of the Amended Revolving Credit Facility, we have closed approximately $2.8 billion of asset-backed financing transactions over the past six months, which has been used to either extend maturities on existing debt, replace and diversify funding sources, or pay down outstanding balances on the revolver. Putting in place a solid, longer term funding plan, and paying down and refinancing our debt have been major objectives in 2010. Under the Amended Revolving Credit Facility, we have maintained our ability to borrow on an unsecured basis, and we continue to evaluate additional opportunities to access the markets to extend maturities and enhance liquidity to finance our business growth.”
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2010
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.
Investors:
Nancy R. Kyle, 856-917-4268